EXHIBIT 10.11

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of                      by and between Oaktree Capital Management, L.P., a Delaware limited partnership (the “Company”), and                      (the “Indemnitee”).

RECITALS

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, the Indemnitee so that the Indemnitee will serve or continue to serve as an officer and/or director of the Company or other members of the Oaktree Group (as defined below);

WHEREAS, the Company’s limited partnership agreement requires the Company to indemnify and advance expenses to certain Persons (as defined below) to the extent provided therein, and the Indemnitee serves as a director and/or officer of a member of the Oaktree Group, in part, in reliance on such provisions;

WHEREAS, the Company has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and the Oaktree Group from certain liabilities. The organizational documents of the Oaktree Group expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and other persons with respect to indemnification;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the organizational documents of the Oaktree Group and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and

WHEREAS, OCG (as defined below) has decided that it is appropriate that the Company enter into this Agreement;

NOW, THEREFORE, the Company and the Indemnitee do hereby agree as follows:

1. Definitions. As used in this Agreement:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Action” means any threatened, asserted, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, mediation, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, or appeal thereof, whether brought in the right of a member of the Oaktree Group or otherwise, and whether of a civil, criminal, administrative, legislative, investigative or other nature.

“Affiliate” means as to a specified Person, each Person directly or indirectly controlling or controlled by or under common control with such specified Person.

“Board” means the Board of Directors of OCG.

“Disinterested Director” means a director of OCG who is not, and was not, a party to (or a Related Person of a party to) the Proceeding in respect of which indemnification is sought by an Indemnified Person.

“Expenses” means all costs, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding, including, without limitation, reasonable attorneys’ fees and expenses, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and other out-of-pocket costs. Expenses also include disbursements and expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

“Governmental Authority” means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

“Group Status” means a Person who is or was serving as a director, officer, member, manager, partner, tax matters partner, employee, agent, fiduciary or trustee of a member of the Oaktree Group or, at the request of the Company or its Affiliates, as a director, officer, member, manager, partner, tax matters partner, agent, fiduciary or trustee of any other Person (in each case other than by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services). References to “serving at the request of the Company or its Affiliates” shall include, without limitation, any service as a director, officer, employee or agent of OCG, Oaktree Capital Group Holdings, L.P., Oaktree Capital Group Holdings GP, LLC or an Affiliate of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

“Indemnified Person” means the Indemnitee and each Related Person of the Indemnitee.

“Oaktree Group” means OCG, the Company, Oaktree Capital Group Holdings, L.P., Oaktree Capital Group Holdings GP, LLC and their respective direct and indirect subsidiaries.

“OCG” means Oaktree Capital Group, LLC, a Delaware limited liability company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, Governmental Authority, trust, employee benefit plan or other entity.

“Proceeding” means any Action in which any Indemnified Person was, is or will be involved (as a party, non-party witness, potential party or otherwise) directly or indirectly by reason of (i) the Indemnitee’s Group Status, (ii) any action alleged to be taken by the Indemnitee or omitted or of any action alleged on his part while acting in the Indemnitee’s Group Status, or (iii) establishing or enforcing a right to indemnification under this Agreement or the Act or otherwise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Related Person” means, with respect to any Person (i) any Affiliate of such Person, (ii) any investment fund, investment account or investment Person whose investment manager, investment advisor or general partner, is such Person or any Affiliate of such Person or any member, partner, officer or employee of such Person or any Affiliate of such Person, (iii) any member or partner of any Person specified in clause (i) or (ii) above, and (iv) any officer, director or employee of any Person specified in clause (i), (ii) or (iii) above.

For purposes of this Agreement:

(a) references to “fines” shall include any excise tax assessed with respect to any employee benefit plan;

(b) a Person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Oaktree Group”; and

(c) references “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by the Act; and

(ii) to the fullest extent authorized or permitted by (i) any amendments to or replacements of the Act adopted after the date of this Agreement or (ii) any change in judicial interpretation of the Act which occurs after the date of this Agreement, in each case, that increase the extent to which a limited partnership may indemnify its partners or other Persons; provided, however, that no change in the Act, whether by way of amendment, replacement or judicial interpretation, shall have the effect of reducing the benefits available to the Indemnified Person hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments, replacements or judicial interpretation after the date hereof.

2. Indemnification. If an Indemnified Person is, or is threatened to be made, a party to or a participant in any Proceeding, including a Proceeding by or in the right of the Company to procure a judgment in its favor against such Indemnified Person, the Company shall indemnify such Indemnified Person to the fullest extent permitted by applicable law, on an after tax basis, against all Expenses and liabilities (including judgments, fines, penalties, interest and amounts paid in settlement (including all interest, assessments and other amounts paid in settlement) with a member of the Oaktree Group) directly or indirectly incurred by or behalf of such Indemnified Person in connection with such Proceeding or any claim, issue or matter therein, except to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such Expenses and liabilities arose primarily from acts or omissions, including any mistake of fact or error in judgment, taken, suffered or made, that constituted a breach of the duties of such Indemnified Person and such breach was the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law (including any federal or state securities law), in each case, that resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of a member of the Oaktree Group or (B) fraud. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan, guaranty or otherwise, for any indebtedness of a member of the Oaktree Group (including any indebtedness which a member of the Oaktree Group has assumed or taken subject to).

3. Partial Indemnity.

(a) To the fullest extent permitted by applicable law, if an Indemnified Person is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnified Person against all Expenses and liabilities directly or indirectly incurred by or on behalf of such Indemnified Person in connection with (x) each successfully resolved claim, issue or matter and (y) each claim, issue, or matter related to any claim, issue or matter on which such Indemnified Person was successful.

(b) For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4. Indemnification for Expenses of a Witness. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnified Person against all Expenses directly or indirectly incurred by or on behalf of such Indemnified Person if, by reason of the Group Status of Indemnitee, such Indemnified Person is a witness in any Action to which such Indemnified Person is not a party.

5. Additional Indemnification for Settlement. To the extent any Indemnified Person has met the standard of conduct outlined in Section 2, the Company shall indemnify any Indemnified Person to the fullest extent permitted by applicable law if such Indemnified Person is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of a member of the Oaktree Group to procure a judgment in its favor) against all Expenses, liabilities and other amounts paid in settlement in connection with the Proceeding;

provided, that the Company shall have the right to consent to any settlement, which consent shall not be unreasonably withheld.

6. Exclusions. The Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against any Indemnified Person in connection with any Proceeding (or any part of any Proceeding) (x) involving the enforcement of non-compete, non-disclosure and/or non-solicitation agreements or the non-compete, non-disclosure and/or non-solicitation provisions of agreements the Indemnitee is a party to with a member of the Oaktree Group or any other Person, (y) initiated by such Indemnified Person, unless, solely with respect to this clause (y), (i) such indemnification is expressly required to be made by applicable law; (ii) the Company has joined in the Proceeding or a majority of the Disinterested Directors authorized or consented to the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Proceeding is one to enforce the Indemnified Person’s rights under this Agreement (including an action pursued by the Indemnified Person to secure a determination that the Indemnified Person should be indemnified under applicable law) or (z) involving the enforcement by a member of the Oaktree Group of its rights to collect any payment(s) contractually owed by the Indemnified Person to any member of the Oaktree Group pursuant to any written contract or promissory note.

7. Advances of Expenses. To the fullest extent permitted by applicable law, the Company shall advance, or cause to be advanced, the Expenses incurred by or on behalf of each Indemnified Person in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Expenses on behalf of the Indemnified Person or (ii) reimburse, or cause the reimbursement of, the Indemnified Person for such Expenses. Advances shall be unsecured and interest free, and made without regard to the ability of such Indemnified Person to repay the expenses or ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include all reasonable Expenses incurred pursuing an Action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Such Indemnified Person shall qualify for advances solely upon the execution and delivery to the Company of an undertaking to repay the advance to the extent that it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company. This Section 7 shall not apply to any claim made by any Indemnified Person for which indemnity is excluded pursuant to Section 6.

8. Procedure for Notification and Defense of Claim.

(a) Within 30 days after an Indemnified Person is served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses or liabilities covered hereunder, such Indemnified Person shall submit to the Company a written request, including such documentation and information as is reasonably available to such Indemnified Person and is reasonably necessary to determine whether and to what extent such Indemnified Person is entitled to indemnification. The failure to notify the Company within such period will not relieve the Company from any liability that it may have to such Indemnified

Person (i) under this Agreement except to the extent the failure adversely affects the Company’s or its Affiliate’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such Proceeding or (ii) otherwise than under this Agreement. The Company shall advise the Board in writing promptly upon receipt of such a request for indemnification.

(b) If the Company shall be obligated to pay the Expenses in connection with any Proceeding against an Indemnified Person, the Company shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by such Indemnified Person, which consent shall not be unreasonably withheld), upon the delivery to such Indemnified Person of written notice of its election so to do. After delivery of such notice, consent to such counsel by such Indemnified Person and the retention of such counsel by the Company, the Company will not be liable to such Indemnified Person under this Agreement for any fees of separate counsel subsequently incurred by such Indemnified Person with respect to the same Proceeding, provided, that the reasonable fees and expenses of such Indemnified Person’s counsel shall be at the expense of the Company if:

(i) the employment of separate counsel by such Indemnified Person has been previously authorized by the Company;

(ii) such Indemnified Person or counsel selected by the Company shall have concluded that there may be a conflict of interest between a member of the Oaktree Group and such Indemnified Person or among another indemnified Person jointly represented in the conduct of any such defense; or

(iii) the Company shall not, in fact, have employed counsel, to which such Indemnified Person has consented as aforesaid, to assume the defense of such Proceeding.

(c) The Company may participate in the Proceeding at its own expense. The Company will not, without prior written consent of an Indemnified Person, effect any settlement of a claim in any threatened or pending Proceeding unless such settlement solely involves the payment of money and includes an unconditional release of such Indemnified Person from all liability on any claims that are or were threatened to be made against such Indemnified Person in the Proceeding.

9. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that an Indemnified Person is entitled to indemnification under this Agreement if such Indemnified Person has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any Person or Persons of any determination contrary to that presumption.

(b) The termination of any action, suit or proceeding relating to or involving an Indemnified Person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the Indemnified Person breached any duty or committed (i) willful malfeasance, gross negligence, a felony or a material violation of applicable law (including any federal or state securities law) that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of a member of the Oaktree Group or (ii) fraud.

(c) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any Person shall not be imputed to any Indemnified Person for purposes of determining the right to indemnification under this Agreement.

(d) Each Indemnified Person shall cooperate with the Person or Persons making such determination with respect to Indemnified Person’s entitlement to indemnification, including providing to such Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Indemnified Person and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by an Indemnified Person in so cooperating with the Person or Persons making such determination shall be borne by the Company (irrespective of the determination as to such Indemnified Person’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold such Indemnified Person harmless therefrom. The Company promptly will advise an Indemnified Person in writing with respect to any determination that such Indemnified Person is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

10. Remedies of Indemnitee.

(a) If (i) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement or (ii) payment of indemnification is not made pursuant to Section 2, 3, 4 or 5 of this Agreement within 10 days after a determination has been made that an Indemnified Person is entitled to indemnification, then an Indemnified Person shall be entitled to an adjudication by a Delaware court of such Indemnified Person’s entitlement to such indemnification or advancement of Expenses. The Company shall not oppose such Indemnified Person’s right to seek any such adjudication.

(b) In any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving such Indemnified Person is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify any Indemnified Person against any and all Expenses and, if requested by an Indemnified Person, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by applicable law, such Expenses to such Indemnified Person, which are incurred by such Indemnified Person in connection with any Action brought by such Indemnified Person for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by a member of the Oaktree

Group, regardless of whether such Indemnified Person ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

11. Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights provided by this Agreement shall not be deemed exclusive of any other rights to which an Indemnified Person may at any time be entitled under applicable law, any other agreement, a vote of partners and/or members or a resolution of directors and/or a general partner, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of an Indemnified Person under this Agreement in respect of any action taken or omitted by such Indemnified Person prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that a member of the Oaktree Group maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of members of the Oaktree Group or any other Person that Indemnitee serves at the request of the Company or its Affiliates, Indemnitee shall be an insured under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, a member of the Oaktree Group has director and officer liability insurance in effect, such member shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The applicable members of the Oaktree Group and Indemnitee shall mutually cooperate and take all reasonable actions to cause such insurers to pay on behalf of the insureds, all amounts payable as a result of such proceeding in accordance with the terms of all applicable policies.

(c) The Company shall be subrogated to the extent of any payment under this Agreement to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by any Indemnified Person in connection with such subrogation.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder, or for which advancement is provided hereunder (including, but not limited to, judgments, fines, penalties, interest and amounts paid in settlement, and ERISA excise taxes or penalties), if and to the extent that the Indemnified Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to an Indemnified Person who is or was serving at the request of the Company as a director,

officer, employee or agent of any Person shall be reduced by any amount the Indemnified Person has actually received as indemnification or advancement of expenses from such other Person.

(f) The parties intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by the organizational documents of the Oaktree Group.

12. Duration of Agreement; Successors and Assigns. This Agreement shall continue until and terminate upon the later of (a) 10 years after Indemnitee has ceased to occupy any positions or have any relationships with any member of the Oaktree Group and (b) the final termination of all Proceedings pending or threatened during such period to which any Indemnified Person may be subject. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by each Indemnified Person and his personal and legal representatives, heirs, executors, administrators, distributees, legatees and other successors.

13. Security. To the extent requested by an Indemnified Person and approved by OCG, the Company may at any time and from time to time provide security to such Indemnified Person for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to an Indemnified Person, may not be revoked or released without the prior written consent of such Indemnified Person.

14. Severability. If any provision or provisions of this Agreement or any application of any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law;

(b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and

(c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

15. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director and/or officer of a member of the Oaktree Group, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, that this Agreement is a supplement to and in furtherance of the Company’s limited partnership agreement, applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of any Indemnified Person thereunder.

16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

17. Notices. Any notices or other communications required or permitted under or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

(a) if to the Company, directed to the Board at its principal place of business; and

(b) if to an Indemnified Person, to such address as set forth below Indemnitee’s name on the signature page to this Agreement; or such other Persons or addresses as shall be furnished in writing by such Indemnified Person to the Company.

18. Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnified Person for any reason whatsoever, the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount incurred by such Indemnified Person, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by members of the Oaktree Group, as the case may be, and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the members of the Oaktree Group, as the case may be, and Indemnitee in connection with such event(s) and/or transaction(s). The relative fault of a Person shall be determined by reference to, among other things, the degree to which such Person’s: (i) actions were motivated by intent to gain personal profit or advantage; (ii) liability is primary or secondary; and (iii) conduct is active or passive.

19. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The parties hereby irrevocably and unconditionally:

(a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware, and not in any other state or federal court in the United States of America or any court in any other country;

(b) consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court of the State of Delaware, and

(d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court of the State of Delaware has been brought in an improper or inconvenient forum.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

21. Third Party Beneficiaries. Except as otherwise set forth herein, nothing in this Agreement is intended or shall be construed to entitle any Person, other than the parties hereto and each other Indemnified Person, and their respective transferees and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind in respect of this Agreement.

22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

OAKTREE CAPITAL MANAGEMENT, L.P.,		INDEMNITEE

By:
Name:
	Title:	Name:

Address:

By:
Name:
Title”